Exhibit 10.1

EXECUTION COPY

PURCHASE AGREEMENT

among

ANWORTH MORTGAGE ASSET CORPORATION,

ANWORTH CAPITAL TRUST 1

MERRILL LYNCH INTERNATIONAL

and

TABERNA PREFERRED FUNDING I, LTD

Dated as of March 15, 2005

PURCHASE AGREEMENT

($36,250,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of March 15, 2005 (this “Purchase Agreement”), is entered into among Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), and Anworth Capital Trust 1, a Delaware statutory trust (the “Trust”, and together with the Company, the “Sellers”), on the one hand, and TABERNA Preferred Funding I, Ltd. or its assignee (“Taberna”) and Merrill Lynch International (“MLI” and, collectively with Taberna, the “Purchaser”), on the other hand.

WITNESSETH:

WHEREAS, the Sellers propose to issue and sell 36,250 Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.10% (the “Preferred Securities”);

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Thirty Seven Million Three Hundred Eighty Thousand Dollars ($37,380,000) in principal amount of the unsecured junior subordinated deferrable interest notes of the Company (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the “Property Trustee”), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the “Delaware Trustee”), the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2. Purchase and Sale of the Preferred Securities.

(a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase in the respective amounts set forth by their respective names on the signature page hereto from the Sellers the Preferred Securities for an amount (the “Purchase Price”) equal to Thirty Six Million Two Hundred Fifty Thousand Dollars ($36,250,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on March 15, 2005 or such later date (not later than April 14, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) [Reserved.]

(c) Manatt, Phelps & Phillips, LLP, counsel for the Company and the Trust (the “Company Counsel”) shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto (ii) DLA Piper Rudnick Gray Cary LLP (the “Special Company Counsel’) shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-II hereto and (iii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice

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President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-III hereto. In rendering their opinion, the Company Counsel and the Special Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion or the Special Company Counsel’s opinion. The Company Counsel or the Special Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel and the Special Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel and the Special Company Counsel may assume, for purposes of such opinions, that the laws of the State of New York are substantively identical, in all respects material to the opinions, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion and the Special Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Purchaser shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

(e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

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(i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its Significant Subsidiaries (as defined below), whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its Significant Subsidiaries (as defined below), whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

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(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii), assuming (X) that the Purchaser was not formed for the purpose or with the sole intent of investing in the Preferred Securities; and (Y) that the Preferred Securities will be no more than 9.9% of the total securities beneficially owned (as defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”)) by the Purchaser, are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act, and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Assuming (i) that the Purchaser was not formed for the purpose or with the sole intent of investing in the Preferred Securities; and (ii) that the Preferred Securities will be no more than 9.9% of the total securities beneficially owned (as defined under the Investment Company Act) by the Purchaser, neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company’s introducing agent on behalf of Cohen Bros. & Company) pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated December 6, 2005.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”)with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on

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the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity, and except to the extent that the indemnification provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity. To the Company’s knowledge, the issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

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(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its Significant Subsidiaries (as defined below) or their respective properties or assets (collectively, the “Governmental Entities”) or (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s Significant Subsidiaries (as defined below) pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its Significant Subsidiaries (as defined below) is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i) and this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than the subsidiaries listed in Schedule 1 attached hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly formed and is validly

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existing in good standing under the laws of the jurisdiction in which it is chartered, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p) Each of the Trust, the Company and each of the Company’s Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company’s Significant Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents necessary to conduct the business now operated by it, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, organizational documents or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against the Trust or the Company or the Significant Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate

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of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) To the Company’s knowledge, the accountants of the Company who certified the Financial Statements (as defined below) are and were during the periods covered by such Financial Statements, independent public accountants of the Company within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the “Financial Statements”) provided to the Purchaser are the most recent available audited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein).

(v) Since the date of the Financial Statements there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock and preferred stock.

(w) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its Significant Subsidiaries is a party. There has been no failure on the part of the Company or any of the Company’s directors or officers in their capacities as such, to comply with any effective applicable provision of the Sarbanes-Oxley Act of 2002.

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(x) No labor dispute with the key employees of the Trust, the Company or any of its Significant Subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(z) Except as disclosed in the Company’s 1934 Act Reports and for liens for (a) taxes and other governmental charges and assessments which are not yet delinquent or the amount of which is being contested in good faith by appropriate proceedings; (b) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property; (c) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented; (d) liens created under or in connection with asset securitizations, repurchase agreements, warehouse credit facilities or other loan facilities; and (e) other liens incurred in the ordinary course of business not material in amount, each of the Trust, the Company and the Significant Subsidiary has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock and on the Company’s ability to make any payments of principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

(bb) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and

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taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation would reasonably be expected to enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code presently in effect, and to the Company’s knowledge no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years unless the Company’s Board of Directors determined that it was not in the best interests of the Company’s shareholders.

(cc) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects; provided, however, that the foregoing representation shall not be deemed to be breached by or incorrect in any manner if and to the extent any federal, state or local taxing authority takes a position with respect to a Tax Return that is different from any position taken by the Company or any Significant Subsidiary on such Tax Return with the advice of the Company’s or such Significant Subsidiary’s accountants. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them as shown on their Tax Returns. There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies in which the Company or any subsidiary is participating directly, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole.

(ee) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(ff) The Company and its Significant Subsidiaries or any person acting on behalf of the Company and its Significant Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Significant Subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its Significant Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh) Neither the Company nor any of its Significant Subsidiaries have violated, or received written notice of any violation with respect to any applicable Environmental Law (as defined below), the violation of which would result in a Material Adverse Change. “Environmental Law” means any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein).

(ii) Neither the Company nor any of its subsidiaries currently owns nor previously owned or operated any real property, other than the lease of commercial office space in commercial office buildings located at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401 and 235 Pine Street, Suite 1800, San Francisco, CA 94104.

5. Representations and Warranties of the Purchaser. Each of Taberna and MLI, severally and not jointly, represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

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(b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

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(b) Based on information provided by the Purchaser as to the Jurisdiction I which the Preferred Securities will be sold, the Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. & Company (at 450 Park, 23rd Floor, New York, NY 10022, or such other address as designated by Cohen Bros. & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros. & Company), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt

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from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

(k) Unless and until the Company’s Board of Directors determines that it is not in the best interests of the Company’s shareholders, the Company will use its reasonable commercial efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2004 (and each fiscal quarter of such year) and succeeding taxable years.

(l) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (v) a due diligence fee in an amount equal to $12,500 payable to Cohen Bros. & Company.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to

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Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser’s counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser’s affiliates, Cohen Bros. Company and Merrill Lynch & Co. (collectively, the “Purchaser Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have. The obligations of the Company and the Trust set forth in Section 8(a)(iii) shall terminate eighteen (18) months after the Closing Date.

(b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Purchaser agrees to indemnify and hold harmless the Company and the Trust, their respective affiliates (collectively, the “Company Indemnified Parties”), and together with the Purchaser Indemnified Parties, the “Indemnified Parties”), each person, if any, who controls any of the Company Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Company Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Company Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the offer, sale or other distribution of the Securities contemplated by the Operative Documents. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

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(d) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (c) above, as the case may be, unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) or (c) above, as the case may be. If any such action is brought against any Indemnified Party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Party promptly after receiving notice of the commencement of the action from the Indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the indemnifying party to the Indemnified Party of its election to assume the defense, the indemnifying party will not be liable to the Indemnified Party for any legal or other expenses incurred by the indemnified party in connection with the defense. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the indemnifying party or (2) there is an actual and material conflict of interests between the Indemnified Party and the indemnifying party in connection with such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance

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or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $36,250,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Maryland authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Cohen Bros. & Company, 450 Park, 23rd Floor, New York, NY 10022, Attention: Mitchell Kahn, Facsimile: (212) 735-1499; with a copy to Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, fax no. (310) 434-0070, attn: Chief Financial Officer, with a copy to Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064, fax no. (310) 914-5712, attn: Mark J. Kelson, Esq.

12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

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13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

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IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

ANWORTH MORTGAGE ASSET CORPORATION

By:
Name:
Title:

ANWORTH CAPITAL TRUST 1

	By:	ANWORTH MORTGAGE ASSET CORPORATION, as Depositor

By:
Name:
Title:

Amount of Preferred Securities being purchased by:	TABERNA PREFERRED FUNDING I, LTD.

$15,000,000
By:
J. Paul Forrester, as attorney in fact

Amount of Preferred Securities being purchased by:	MERRILL LYNCH INTERNATIONAL

$21,250,000
By:

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SCHEDULE 1

List of Significant Subsidiaries

Subsidiary	Jurisdiction of Incorporation
Belvedere Trust Mortgage Corporation	Maryland
Belvedere Trust Secured Assets Corporation	Delaware

22

ANNEX A-I

Pursuant to Section 3(c)(i) of the Purchase Agreement, Manatt, Phelps & Phillips, LLP, counsel for the Company, shall deliver an opinion to the effect that:

1. Belvedere Secured Assets is a validly existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of Belvedere Secured Assets have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly, by the Company.

2. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and performance of its obligations on or prior to the date of this opinion under the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement.

3. The Trust Agreement has been duly executed and delivered by the Administrative Trustees.

4. The Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

5. Assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Securities, the Preferred Securities and the Junior Subordinated Notes to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms.

7. Assuming the Purchase Agreement has been duly authorized, executed and delivered by the Company, the Purchase Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

8. Assuming the Indenture has been duly authorized, executed and delivered by the Company and the Indenture Trustee, the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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9. Assuming the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. The execution, delivery and performance by the Company and the Trust of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not (a) violate, breach or result in a default under the Certificate of Incorporation or By-Laws of Belvedere Secured Assets, (b) to the best of our knowledge, breach or otherwise violate any existing obligation of the Company or any Significant Subsidiary under any agreement or contract listed on Annex A, (c) breach or otherwise violate any existing obligation of the Company or any Significant Subsidiary under any order, judgment or decree of any California, New York or federal court or governmental entity binding on the Company or any of the Significant Subsidiaries and known to us, (d) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any Significant Subsidiary, except in each case under subsections (b), (c) and (d) above, for breaches, violations, defaults, liens, charges, claims or encumbrances that would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties of the Company and the Significant Subsidiaries, taken as a whole.

11. To the best of our knowledge, the Trust is not in breach or violation of, or default under, with or without notice or lapse of time or both, its Certificate of Trust or the Trust Agreement.

12. The Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for its taxable years ended December 31, 1998 through December 31, 2004, and the Company’s contemplated method of operations will enable it to satisfy the requirements for such qualification for its taxable year ending December 31, 2005, and each taxable year thereafter. The Company’s qualification as a REIT under the Code will depend upon the Company’s ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results will not be reviewed by us and, accordingly no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for REIT qualification. Moreover, certain aspects of the Company’s methods of operations have not been considered by the courts or the Internal Revenue Service. There can be no assurance that the courts or the Internal Revenue Service will agree with this opinion.

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ANWORTH MORTGAGE ASSET CORPORATION

1299 OCEAN AVENUE, SUITE 250

SANTA MONICA, CALIFORNIA 90401

OFFICERS’ CERTIFICATE

To:        Manatt, Phelps & Phillips, LLP

Each of the undersigned officers of ANWORTH MORTGAGE ASSET CORPORATION, a Maryland corporation, which has been organized to operate as a real estate investment trust for federal income tax purposes (a “REIT” and which is herein called, except as otherwise expressly provided herein, the “Company”) hereby certifies, on behalf of the Company, that, after due inquiry, he or she has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which Manatt, Phelps & Phillips, LLP, is relying in rendering its opinion that, beginning with the Company’s initial taxable year ending December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and that the Company’s actual method of operation has enabled, and its proposed method of operation will enable (as represented in this certificate), the Company to satisfy the requirements for qualification and taxation as a REIT. The Company filed a prospectus (the “Base Prospectus”) with the Securities and Exchange Commission (the “SEC”) on May 11, 2004 as part of a Registration Statement on Form S-3 (File No. 333-115392) as amended and including all exhibits and schedules thereto, and filed prospectus supplements (the “Prospectus Supplements”) with the SEC on November 12, 2004, and January 21, 2005 (the Base Prospectus together with the Prospectus Supplements collectively referred to as the “Prospectus”).1

The Company proposes to issue to Anworth Capital Trust 1 (the “Trust”) $37,380,000 in Junior Subordinated Notes. The Trust proposes to issue and sell 36,250 Floating Rate Preferred Securities of the Trust to Taberna Preferred Funding I, Ltd., or its assignee (the “Purchaser”). The tax opinion of Manatt, Phelps & Phillips, LLP, referred to above is being issued to the Purchaser, and JPMorgan Chase Bank, National Association, in connection with the aforementioned transactions.

Each of the undersigned officers of the Company hereby certifies that he or she is authorized to execute this Officers’ Certificate in the name and on behalf of the Company, and further certifies as follows:

1. The Company and its subsidiaries have at all times been and will continue to be operated in accordance with (a) the statements and representations made in the Prospectus and the Registration Statement, (b) the terms of each of their respective organizational documents as of the date of this Officers’ Certificate, (c) the laws of the jurisdiction under which it is organized, and (d) the facts and representations set forth in this Officers’ Certificate.

[1]	Unless otherwise specifically defined herein, all terms used herein have the meanings ascribed to them in the Prospectus and the Registration Statement.

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2. As of the date of this Officers’ Certificate, the Company (a) has not created, acquired or invested in any subsidiary corporation, other than its direct stock ownership in its wholly-owned subsidiaries, Belvedere Trust and BT Management Holding Corporation, and its indirect ownership in (i) Belvedere Trust Finance Corporation, BellaVista Finance Corporation, and Belvedere Trust Secured Assets Corporation, each of which is a direct wholly-owned subsidiary of Belvedere Mortgage and (ii) BT Residential Funding Corporation and BellaVista Funding Corporation, each of which is a direct wholly-owned subsidiary of Belvedere Finance, and (b) has not been, and is not now, a partner or member in any partnership or limited liability company, respectively, other than with respect to BT Management Holding Corporation’s membership interest in BT Management Company, L.L.C.

3. The factual statements and representations set forth in the Registration Statement and the Prospectus were all true at the time they were made and continue to be true as of the date hereof.

4. For each calendar quarter ended March 31, 1998 through December 31, 2004, the Company’s financial statements and the footnotes thereto as set forth in the Company’s 10-Q filings with the SEC present accurately, in all material respects, the financial position of the Company and its results of operations and cash flows for such period. For each calendar year ended December 31, 1998 through December 31, 2004, the Company’s financial statements and the footnotes thereto as set forth in the Company’s 10-K filings with the SEC present accurately, in all material respects, the financial position of the Company and its results of operations and cash flows for such period.

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5. At all times commencing with its taxable year ending December 31, 1997, the Company has adopted December 31 as its taxable year-end for federal income tax purposes.

6. The Company made a timely election on the Company’s federal income tax return to be taxed as a real estate investment trust commencing with the taxable year ending December 31, 1998, and such election has not been and will not be terminated and has not been revoked. No event, transaction or other thing that would adversely affect such election is anticipated to occur in the foreseeable future.

7. The Company had no current or accumulated “earnings and profits” for federal income tax purposes as a C corporation for any of its taxable years prior to the year that it first qualified for tax purposes as a REIT.

8. The Company has at all times been and will continue to be managed by one or more directors and officers of the Company as required by Section 856(a)(1) of the Code. The directors have maintained and will maintain continuing, exclusive authority over the management of the Company, the conduct of its affairs, and the management and disposition of Company property.

9. The officers and directors of the Company have at all times acted and will continue to act independently in the fulfillment of their duties and obligations as the officers and directors of the Company and not as the agent or nominee of any shareholder of the Company. Notwithstanding that the Company and the Company affiliates listed in Item 2, above (or any future Company affiliates) may have certain officers and directors in common, any person who is an officer or director of more than one of the Company and such affiliates has at all times satisfied and will continue to satisfy the fiduciary duty that such person owes to each of such entities while serving in his or her capacity as an officer or director of such entity.

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10. The shares of Stock of the Company have had and will have only the rights and restrictions set forth in the Prospectus.

11. The beneficial ownership of the Company has at all times been and will continue to be evidenced by transferable shares. With the exception of the Restricted Stock (as described below) the Company has not and will not impose, and is not aware of, any transfer restrictions on the Company’s shares of beneficial interest, other than those restrictions contained in the Company’s Amended Articles of Incorporation, dated October 20, 1997, as amended and supplemented (the “Articles”), the Bylaws of the Company and the two sets of Articles Supplementary filed with the Maryland Department of Assessments and Taxation on November 3, 2004, and on January 20, 2005 (the “Articles Supplementary”) which are intended to enable the Company to comply with certain REIT qualification requirements as set forth in the Code. The term “Restricted Stock” means Company stock issued to certain officers, employees or directors of the Company or its subsidiaries (a) which is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and (b) the value of which does not exceed, in the aggregate, two percent (2%) in value of the Company’s outstanding stock. Since the Company’s inception, there have been no outstanding options or warrants to purchase the Company’s capital stock (other than options granted under the Company’s 1997 Stock Option and Awards Plan, as amended) and no outstanding securities which are convertible into shares of the Company’s capital stock. Since the Company’s inception, the Company has not held any warrants to purchase the capital stock or other ownership interests of any other person or entity or any securities that are convertible into the capital stock or other ownership interests in any other person or entity.

12. At all times the Company has used (and will continue to use) diligent efforts to enforce the transfer and ownership restrictions on its capital stock as set forth in the Company’s Articles, its Bylaws, and the Articles Supplementary.

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13. At no time during any taxable year after 1997 did or will more than 50 percent in value of the Company’s outstanding shares (including, without limitation, the Company’s Common Shares) be owned, directly or indirectly, by five or fewer individuals as determined by applying Sections 542(a)(2), 544 and 856(h) of the Code.

14. At all times on and after January 1, 1998, the beneficial ownership of the Company’s outstanding shares has and will continue to be held by 100 or more persons during at least 335 days of each taxable year (and a proportionate part of any such taxable year of less than 12 months).

15. The Company is organized as a Maryland corporation and has taken and will take no action inconsistent with its status as a corporation.

16. The Company is not (and has never been) a bank, financial institution, a mutual savings bank, a domestic building and loan association, a small business investment company, a business development corporation, or a savings institution chartered and supervised as a savings and loan or similar association under federal or state law. The Company is not (and has never been) an insurance company of any kind.

17. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, at least 75% of the gross income derived by the Company2 has consisted of and will continue to consist of (a) amounts derived from rental of the real properties owned by it or similar real properties acquired in the future, including rents attributable to personal property as described in paragraph 21 below, and including charges for

[2]	For purposes of the representations with respect to gross income as contained in paragraphs 17, 18 and 19 hereof, the Company is treated as receiving a pro rata share of all items of gross income received or accrued by any partnership in which the Company may hold a partnership interest, directly or indirectly, and as receiving all income received or accrued by any “qualified REIT subsidiary” of the Company (herein, a “QRS”). The term “qualified REIT subsidiary” means any corporation if 100 percent of the stock of such corporation is held by the Company, but shall not include a taxable REIT subsidiary.

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services usually or customarily rendered in connection with the rental of real property space for occupancy only, whether or not such charges are separately stated, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) gain realized from the sale or other disposition of real property which is not stock in trade of the Company or other property of a kind which would be properly included in inventory of the Company if on hand at the close of the taxable year and not property held by the Company primarily for sale to customers in the ordinary course of the Company’s trade or business, (d) dividends or other distributions on, and gain (other than gain from prohibited transactions3) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other tax-qualified REITs, (e) abatements and refunds of taxes on real property, (f) income and gain from foreclosure property,4 (g) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property), (h) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction, and (i) qualified temporary investment income.5 The Company will continue to monitor its gross income at least as frequently as quarterly to maintain the Company’s status as a REIT for federal income tax purposes, in part by meeting the foregoing income test (the “75% income test”). For all taxable years of the Company beginning after December 31, 2004, the Company reasonably expects that it will satisfy the 75% income test.

[3]	The term “prohibited transaction” means a sale or other disposition of property which is stock in trade of the Company or other property of a kind which would properly be included in the inventory of the Company if on hand at the close of the taxable year, or property held by the Company primarily for sale to customers in the ordinary course of the Company’s trade or business, other than foreclosure property.
[4]	The term “foreclosure property” means any real property (including interests in real property) and any personal property incident to such real property, acquired by the Company as the result of the Company having bid in such property at foreclosure, or otherwise having reduced such property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property or on an indebtedness which such property secured. Such term does not include property acquired by the Company as a result of indebtedness arising from the sale or other disposition of property described in footnote 3 above which was not originally acquired as foreclosure property.
[5]	The term “temporary investment income” means any income which is attributable to a stock or debt instrument, is attributable to temporary investment of new capital of the Company, and is received or accrued during the one year period beginning on the date on which the Company receives such capital.

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18. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, at least 95% of the gross income derived by the Company has consisted of and will continue to consist of (a) the items of income described in paragraph 18 above (other than qualified temporary investment income), (b) gain realized from the sale or other disposition of stock or securities which are not property described in footnote 3, (c) interest and (d) dividends. For these purposes, any payment to the Company or a QRS or a partnership in which the Company or such QRS directly or indirectly owns an interest under an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument, entered into by the Company or a QRS or a partnership in which the Company or such QRS directly or indirectly owns an interest in a transaction to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by the Company or such QRS or a partnership in which the Company or such QRS directly or indirectly owns an interest to acquire or carry real estate assets, and gain from the sale or other disposition of any such investment, shall also be treated as income qualifying under the foregoing income test. The Company understands that income derived from payments to the Company under any hedging instruments that are not described in Section 856(c)(5)(G) of the Code (“Qualified Hedges”) do not qualify for the numerator for either the 75% income test or the foregoing income test and will so treat payments other than Qualified Hedges. The Company will continue to monitor the Company’s compliance with the foregoing income test at least as frequently as quarterly to maintain the Company’s status as a REIT for federal income tax purposes, in part by meeting the foregoing income test (the “95% income test”). For all taxable years of the Company beginning after December 31, 2004, the Company reasonably expects that it will satisfy the 95% income test.

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19. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, neither the Company nor any Company QRS, nor any partnership in which the Company or such QRS is or was directly or indirectly a partner has received or accrued or will receive or accrue any amount (herein “service consideration”), directly or indirectly, with respect to any real or personal property in any case in which the Company or such QRS or any such partnership (or any agent of the Company or such partnership or QRS) furnishes or renders services to tenants of such property, or manages or operates such property (a) other than through a taxable REIT subsidiary6 or through an independent contractor7 with respect to the Company from which the Company or such partnership or QRS does not derive or receive any income or (b) other than services usually or customarily rendered in connection with the rental of space in real property for occupancy only, or not rendered primarily for the convenience of the occupant of the real property, except that the Company may receive or accrue a de minimis amount of service consideration which does not (i) cause any amount received or accrued by the Company, other than such service consideration, not to qualify as

[6]	The term “taxable REIT subsidiary” means, with respect to the Company, a corporation (other than a REIT) if the Company directly or indirectly owns stock in such corporation and the Company and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary for purposes of the REIT provisions of the Code. The term “taxable REIT subsidiary” also includes, with respect to the Company, any corporation (other than a REIT) with respect to which a taxable REIT subsidiary of the Company owns directly or indirectly securities possessing more than 35% of the total voting power of the outstanding securities of such corporation or securities having a value of more than 35% of the total value of the outstanding securities of such corporation. The term does not apply to a QRS. The term does not include any corporation which directly or indirectly operates or manages a lodging facility or health care facility or any corporation which directly or indirectly provides to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility or health care facility is operated.
[7]	The term “independent contractor” means any person (a) who does not own, directly or indirectly, more than 35% of the shares, or certificates of beneficial interest, in the Company and (b) if such person is a corporation, not more than 35% of the total combined voting power of whose stock (or 35% of the total shares of all classes of whose stock), or, if such person is not a corporation, not more than 35% of the interest in whose assets or net profits is owned, directly or indirectly, by one or more persons owning 35% or more of the shares or certificates of beneficial interest in the Company. In the event that any class of stock of either the Company or such person is regularly traded on an established securities market, only persons who own directly or indirectly more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation set forth in (b) above (but all of the outstanding stock of such class shall be considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership).

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rents from real property8 and (ii) materially adversely affect the Company’s ability to satisfy the standards relating to 75% and 95% income tests, respectively, as set forth in paragraphs 17 and 18, respectively, of this Officers’ Certificate. To the extent that any independent contractor provides services to tenants of any property, other than services which are usual and customary in the relevant geographic market: (i) the cost of such services will be borne by the independent contractor; (ii) a separate charge will be made for the services; (iii) the amount of the separate charge will be received and retained by the independent contractor; (iv) the independent contractor will be adequately compensated for such services; (v) the Company will derive no income from the independent contractor, including, without limitation, any income in the form of (a) dividends, (b) interest, (c) rents, (d) fees, (e) commissions, or (f) income from an equity interest in, or as a partner or joint venturer with, such independent contractor. The Company understands that fees and charges paid to the Company for services, including the collection and servicing of mortgage loans, is not income qualifying for the numerator for either the 75% income test or the 95% income test.

[8]	The term “rents from real property” means rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. With respect to each lease of real property, rent attributable to personal property for the taxable year is that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the aggregate of the fair market values of both the real property and the personal property at the beginning and at the end of such taxable year. The term “rents from real property” does not include any amount received or accrued, directly or indirectly, with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (other than by reason of being based on a fixed percentage or percentages of receipts or sales); any amount received or accrued, directly or indirectly, from any person if the Company owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of all classes of stock of such person, or, in the case of any person which is not a corporation, an interest of 10% or more in the assets or net profits of such person; or any amount received or accrued directly or indirectly by the Company for services furnished or rendered by the Company to the tenants of such property or for managing or operating such property. The term “value” means, with respect to securities for which market quotations are readily available, the market value of such securities; and with respect to other securities and assets, fair value as determined in good faith by the directors of the Company, except that in the case of securities of REITs such fair value shall not exceed market value or asset value, whichever is higher.

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20. Pursuant to a management agreement, BT Management Company, L.L.C., a Delaware limited liability company (the “Advisor”) performs management services on behalf of Belvedere Trust Mortgage Corporation (“Belvedere Trust”), which is a QRS with respect to the Company. The Advisor has been and will at all times be adequately compensated (on terms comparable to arm’s length arrangements) for the management and related services that it provides. The terms and provisions of the management agreement are and will be on fair market terms and are and will be provisions that are typical of those that would be found in an arm’s length agreement under similar circumstances. Any contracts for goods, services or cost sharing entered into by the Company or any of QRS or TRS of the Company (including, but not limited to, the Services Agreement effective as of October 14, 2002, by and between Pacific Income Advisors, Inc., and the Company, the Administrative Services and Premises Agreement dated as of July 31, 2004, by and between Pacific Income Advisors, Inc., and BellaVista Finance Corporation, and the Administrative Services and Premises Agreement dated as of July 31, 2004, by and between Pacific Income Advisors, Inc., and BellaVista Funding Corporation) have been and will be on terms comparable to arm’s length arrangements.

21. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, the Company (including for this purpose any Company QRS and any partnership in which the Company or such QRS directly or indirectly holds an interest) has not and will not receive or accrue rent attributable to personal property except in situations where the rent is attributable to personal property which is leased under, or in connection with, a lease of real property but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property lease under, or in connection with, such lease. For these purposes, with respect to each lease of real property, rent attributable to personal property for the taxable year is that amount which bears the same ratio to total rent for the taxable year as (i) the average of the

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adjusted bases of the personal property bears to the average of the adjusted bases of both the real property and the personal property at the beginning and at the end of such taxable year, in the case of taxable years through and including the taxable year ending December 31, 2000, or (ii) the average of the fair market values of the personal property bears to the average of the fair market values of both the real property and the personal property at the beginning and at the end of such taxable year, in the case of taxable years beginning on or after January 1, 2001.

22. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, the Company (including for this purpose any Company QRS and any partnership in which the Company or such QRS directly or indirectly holds an interest has not and will not receive or accrue, directly or indirectly, any rent or interest with respect to real or personal property, where the determination of the amount of rent or interest depends in whole or in part on the income or profits derived by any person from the property, except where rent or interest is based on a fixed percentage or percentages of receipts or sales, and except that the Company may receive or accrue a de minimis amount of such rent or interest which does not materially adversely affect its ability to satisfy the standards relating to the 75% income test and the 95% income test, respectively, as set forth in paragraphs 17 and 18, respectively, of this Officers’ Certificate.

23. For the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, the Company (including for this purpose any Company QRS and any partnership in which the Company or such QRS directly or indirectly holds an interest has not and will not receive or accrue, directly or indirectly, rent or any other consideration under a lease from any person in which the Company owns (a) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock, or (b) in the case of an entity other than a corporation, an interest of 10% or more in the assets or net profits of such entity other than a

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corporation, except that the Company may receive or accrue a de minimis amount of such rent which does not materially adversely affect its ability to satisfy the standards relating to the 75% income test and the 95% income test, respectively, as set forth in paragraphs 17 and 18, respectively, of this Officers’ Certificate. For purposes of this paragraph, ownership will be determined by taking into account the attribution rules of Section 318 of the Code (as modified by Section 856(d)(5) of the Code).

24. At the close of each calendar quarter of the Company’s taxable year ending December 31, 1998, and of each calendar quarter of each of the Company’s taxable years thereafter, as least 75% of the total value of the assets of the Company9 has consisted of and will continue to consist of real estate assets,10 cash and cash items (including receivables which arise in the ordinary course of operations, but not including receivables purchased from another person), and Government securities. At the close of each quarter of the Company’s taxable year ending December 31, 1998, and of each calendar quarter of each of the Company’s taxable years through December 31, 2000, thereafter, (except in each case for securities qualifying as real estate assets, cash and cash items (including receivables) and Government securities), (i) not more than 25% of the value of the Company’s total assets has been represented by securities, (ii) not more than 5% of the value of the Company’s total assets has been represented by securities of one issuer, and (iii) the Company has not held securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer. At the close of each quarter of each taxable year of the Company starting at January 1, 2001, not more than 25% of the value of the

[9]	For purposes of the representations with respect to assets (including securities) as contained in paragraph 24 hereof, the Company is treated as holding a pro rata share of all assets held by any partnership in which the Company may hold a partnership interest, directly or indirectly and as holding all assets held by any QRS.
[10]	The term “real estate assets” means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other tax-qualified real estate investment trusts. Such term also includes any property (not otherwise a real estate asset) attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one year period beginning on the date the Company receives such capital. The term “interests in real property” includes fee ownership and co ownership of land or improvements thereon, options to acquire land or improvements thereon, leaseholds of land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

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Company’s total assets has been or will be represented by securities (other than securities qualifying as real estate assets, cash and cash items (including receivables) and Government securities), not more than 20% of the value of its total assets has been or will be represented by securities of one or more taxable REIT subsidiaries, and (except with respect to securities qualifying as real estate assets, cash and cash items (including receivables) and Government securities, and except with respect to a taxable REIT subsidiary) not more than 5% of the value of the Company’s total assets has been or will be represented by the securities of one issuer, the Company does not and will not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer, and the Company does not and will not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. For each of the Company’s calendar quarters beginning after September 30, 2004, the Company reasonably expects that it will satisfy each of the foregoing percentage tests. The Company will monitor its compliance with the foregoing test at least quarterly and will take such steps as are necessary to keep the Company in compliance therewith. The Company (or a subtier partnership or limited liability company in which the Company or a QRS holds an interest, directly or indirectly) has and will at all times beneficially own all of its assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory if on hand at the close of the taxable year or (ii) property held primarily for sale to customers in the ordinary course of a trade or business of the Company or QRS. Any REMIC interest that the Company or a Company QRS acquires will be a “regular interest” (within the meaning of Code Section 860G(a)(1)) issued by a REMIC, at least 95% of the assets of which constitute real estate assets. All of the REMIC interests that the Company or a Company QRS owns or has owned, if any, are regular interests issued by REMICs (or were regular interests during the period of such ownership) at least 95% of whose assets constitute real estate assets (or which met such percentage test during the period of such ownership).

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25. The Company and any Company QRS will not enter into any interest rate cap or swap agreement, option contract, futures contract, forward rate agreement, or any similar financial instrument, other than Qualified Hedges.

26. The Company will not receive dividends from any independent contractor.

27. From and after the formation of any QRS (including, but not limited to, Belvedere Trust, Belvedere Trust Secured Assets Corporation, and Bellavista Finance Corporation), the Company has held and will at all times hold 100% of the stock of such QRS, until the sale or other disposition by the Company of 100% of the stock of such QRS.

28. The Company made proper filings with the Internal Revenue Service in order to make each Company TRS a TRS for tax purposes.

29. For the period beginning with the Company’s taxable year ending December 31, 1998, and for each of the Company’s taxable years thereafter, the Company has complied and will continue to comply with the record-keeping requirements prescribed by the Declaration of Trust dated October 20, 1997.

30. The Company has distributed to its shareholders with respect to the Company’s taxable year ending December 31, 1998, and will distribute for each of the Company’s taxable years thereafter, amounts equal in the aggregate to at least 95% of its “real estate investment trust taxable income” (determined without regard to the deduction for dividends paid (as defined in Section 561 of the Code)) and by excluding any net capital gain (within the meaning of Section 857(a)(1)(A) of the Code), plus at least 95% of the excess of any “net income from foreclosure property” over the tax imposed by Section 857(b)(4)(A) of the Code on such net income, if any, as such terms in quotations are defined in Sections 857(b)(2) and 857(b)(4)(B), respectively, of the Code, minus any “excess noncash income” (as defined in Code Section 857(e)), during the

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taxable year involved or during the period thereafter as prescribed by Section 858 of the Code. For tax years beginning after December 31, 2000, 90% shall be substituted for 95% in the foregoing sentence. For all taxable years of the Company beginning after December 31, 2003, the Company reasonably expects that it will continue to make distributions as described above in this paragraph. The Company will distribute dividends in an amount equal to at least 90% of its taxable income to its shareholders on a pro rata basis with respect to each tax year and will endeavor to distribute dividends to its shareholders equal to substantially all of its taxable income.

31. The Company understands that the Company must distribute 85% of its “ordinary income,” plus 95% of its capital gain net income, within the taxable year, or by the end of January of the following year for dividends declared in October, November, and December, in order to avoid imposition of a special 4% excise tax under Code Section 4981. The Company will distribute any dividend declared during the fourth calendar quarter in any tax year no later than the following January 31, and will endeavor to distribute at least 85% of its taxable income and 95% of its capital gain net income during each calendar year (or no later than the following January 31 for dividends declared during the fourth calendar quarter).

32. The Company understands that the Company may be required to recognize taxable income from market discount, from accrued but unpaid interest or from certain other forms of taxable income that may be included in gross income prior to the receipt of the corresponding cash receipts. The Company understands that such income must be included in the computation of the Company’s taxable income for purposes of satisfying the Code’s annual REIT distribution test. If the Company derives more than 10% of its taxable income from such non-cash income, the Company will, at its option, borrow, sell assets or distribute excess cash flow in order to satisfy such REIT distribution test.

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33. The Company has not made and shall not make any distribution that constitutes a preferential dividend.11

34. The Company understands that the IRS has ruled in Revenue Ruling 83-117 that if a REIT’s dividend reinvestment plan (“DRP”) allows stockholders of the REIT to have cash distributions reinvested in shares of the REIT at a purchase price not less than 95% of the shares’ fair market value on the distribution date, such cash distributions qualify as pro rata and eligible for a deduction for dividends paid. The terms of the Company’s DRP comply with the requirements of Revenue Ruling 83-117 by limiting to 5% of the fair market value of the capital stock as of the distribution date the sum of (a) the discount available to stockholders participating in the DRP with respect to stock that the DRP acquires from the Company, and (b) the total sum of commissions and charges that the Company will pay with respect to capital stock that the DRP acquires on the open market. The Company and the plan administrator have administered and will continue to administer the DRP in accordance with the terms of the DRP throughout the DRP’s existence.

35. The Company and any Company QRS (or a partnership in which the Company and one or more Company QRSs directly or indirectly hold interests) has beneficially held and will at all times beneficially hold the properties owned by the Company, QRS or partnership and all other assets for investment purposes and not as (a) stock in trade or other property of a kind which would properly be includible in inventory if on hand at the close of the taxable year or (b) property held primarily for sale to customers in the ordinary course of the trade or business of the Company.

[11]	For these purposes, a “preferential dividend” means a dividend other than a distribution which is pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class, except to the extent that the former is entitled (without reference to waivers of their rights as shareholders) to such preference.

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36. Title to each of the properties beneficially owned by the Company is and at all times has been held, and will continue to be held, either directly by the Company or a QRS (or a partnership in which the Company and one or more QRSs directly or indirectly hold interests), or indirectly through either a nominee title holding company or a land trust (a “Nominee”).

37. With respect to properties (if any) for which title is or will be held by a Nominee, (a) such nominee arrangement is set forth in a written agreement pursuant to which (i) the Nominee holds title to the property exclusively for the use and benefit of the Company or a QRS (or a partnership in which the Company and one or more Company QRSs hold interests) as principal of the Nominee, (ii) the Nominee agrees to convey title to such property at the direction of the principal, and (iii) the Nominee is adequately compensated for its services, and (b) neither the Company or a QRS directly or indirectly owns stock in such Nominee. Such nominee relationship also is and will be disclosed to all third parties.

38. As required under Treasury Regulations Section 1.857-8, if, as of any dividend record date, the Company has 2,000 or more stockholders of record, the Company will demand a written statement of actual beneficial stock ownership of any owner of record of 5% or more of the Company’s capital stock. If, as of any dividend record date, the Company has more than 200 but fewer than 2,000 shareholders of record, the Company will demand a written statement of any owner of record of 1% or more of the Company’s capital stock. If, as of any dividend record date, the Company has fewer than 200 shareholders of record, the Company will demand a written statement of any owner of record of 0.5% or more of the Company’s capital stock. In addition to maintaining a record of those stockholders responding to such demands as required under Treasury Regulations Section 1.857-8(a), the Company will maintain a record of the persons failing or refusing to comply with the Company’s demand for a statement of actual beneficial stock ownership and notify such person of their duty to submit such information directly to the IRS at the time they file their income tax return, as required under Treasury Regulations Section 1.857-9.

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39. None of the Company nor any QRS has held or will hold a partnership interest directly (or through one or more subtier partnerships or limited liability companies) in any partnership unless such partnership (a)(i) at all times is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation and (ii) has not elected and will not elect to be classified as an association taxable as a corporation for federal income tax purposes under Treasury Regulations Section 301.7701-3 (herein a “qualified partnership”), or (b) with respect to each of the Company’s taxable years beginning after December 31, 2000, such partnership is treated at all times as a TRS of the Company.

40. Neither the Company nor any QRS has held or will hold a membership interest directly (or through one or more subtier partnerships or limited liability companies) in any limited liability company unless such limited liability company (a)(i) at all times is treated for federal income tax purposes as a partnership (or a QRS) and not as an association taxable as a corporation and (ii) has not elected and will not elect to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3 (herein a “qualified limited liability company”), or (b) with respect to each of the Company’s taxable years beginning after December 31, 2000, such limited liability company is treated at all times as a TRS of the Company.

41. Except in the case of any qualified partnerships or qualified limited liability companies, neither the Company nor any QRS has held or will hold directly (or through one or more subtier partnerships or limited liability companies) an interest in any person, entity, investment or arrangement other than in or through a general partnership that satisfies the immediately-following sentence. Any general partnership in which the Company or any QRS

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has held or holds directly (or through one or more subtier partnerships or limited liability companies) a partnership interest (a) will be subject to and comply in all respects with the statute of a state of the United States corresponding to the Uniform Partnership Act and (b) has not elected and will not elect to be taxable as a corporation for federal income tax purposes pursuant to Treasury Regulations Section 301.7701.3.

I understand that Manatt, Phelps & Phillips, LLP, will be relying on the representations of fact contained in this Officers’ Certificate as the basis for the aforementioned tax opinion. The representations of fact contained herein are, to the best of my knowledge after due inquiry, true, correct and complete. I have reviewed this Officers’ Certificate with a representative of Manatt, Phelps & Phillips, LLP, and acknowledge that I understand the defined terms and statutory references contained herein.

Manatt, Phelps & Phillips, LLP, may rely on the representations of fact contained in this Officers’ Certificate. The representations of fact set forth in this Officers’ Certificate are solely for the use of Manatt, Phelps & Phillips, LLP, in connection with the aforementioned tax opinion and may not be relied upon by any other party.

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IN WITNESS WHEREOF, I have, on behalf of the Company, signed this Officers’ Certificate as of this      day of March, 2005.

ANWORTH MORTGAGE ASSET CORPORATION,
a Maryland corporation

By:
Lloyd McAdams, Chairman of the Board, President and Chief Executive Officer

By:
Thad M. Brown, Chief Financial Officer and Secretary

By:
Joseph E. McAdams, Chief Investment Officer

By:
Heather U. Baines, Executive Vice President

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ANNEX A-II

Pursuant to Section 3(c)(ii) of the Purchase Agreement, DLA Piper Rudnick Gray Cary LLP, special counsel for the Company, shall deliver an opinion to the effect that:

1. Each of the Company and BTMC is validly existing as a corporation in good standing under the laws of the State of Maryland. Each of the Company and BTMC has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. All outstanding shares of capital stock of BTMC have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has corporate power and authority to (A) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (B) issue and perform its obligations under the Junior Subordinated Notes.

2. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the Company’s execution and delivery of and compliance with the Operative Documents and the consummation of the transactions contemplated thereby, will constitute a breach or violation of the Company Charter or the Company By-Laws.

3. The Trust Agreement has been duly authorized, executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company.

5. The Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

7. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the Company Charter or the Company By-Laws.

8. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the BTMC Charter or the BTMC By-Laws.

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9. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Maryland in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Common Securities as contemplated by the Operative Documents.

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ANNEX A-III

Pursuant to Section 3(c)(iii) of the Purchase Agreement, the Company shall provide an Officers’ Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such officer;

(ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such certificate) as have been obtained;

(iii) to the knowledge of such officer, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(iv) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Company’s subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation except that I express no opinion with respect to the securities laws of the State of Delaware of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

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ANNEX B

Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

(v) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(vi) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

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ANNEX C

Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

(iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

(v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

C-1

(vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

(ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

(x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

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ANNEX D

Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) JPMorgan Chase Bank, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof.

(ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Securities by the Trustee pursuant to the terms of the Agreements, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

(iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

D-1

ANNEX E

Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) Chase Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

(ii) Chase Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

(iii) The Trust Agreement has been duly authorized, executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) The execution, delivery and performance by Chase Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

(v) No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA,

E-1

National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

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ANNEX F

Officer’s Financial Certificate

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of March 15, 2005, among Anworth Mortgage Asset Corporation (the “Company”), Anworth Capital Trust 1 (the “Trust”) and TABERNA Preferred Funding I, Ltd, that, as of [date], [20    ], the Company, if applicable, and its Subsidiary had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20

Senior secured indebtedness for borrowed money (“Debt”)	$
Senior unsecured Debt	$
Subordinated Debt	$
Total Debt	$
Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%

*	A table describing the quarterly report calculation procedures is provided on page

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20     and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ] for the fiscal quarter ended [date], 20    .]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [         quarter interim] [annual] period ended [date], 20    , and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

F-1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this      day of                     , 20    .

ANWORTH MORTGAGE ASSET CORPORATION

By:
Name:

Anworth Mortgage Asset Corporation 1299 Ocean Avenue, Suite 250 Santa Monica, California 90401 (310) 255-4493

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ANNEX F

Definitions for quarterly Officer’s Financial Certificate

ITEM	Definition/Formula

F-3